SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2006 (August 14, 2006)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	00019774	51-0303670
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)

incorporation)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 14, 2006, United Retail Group, Inc. (the “Company”) issued a press release, which is furnished as Exhibit 99 to this report, for publication on August 15, 2006.

The percentage changes in comparable store sales mentioned in the press release refer to those stores that were open for at least 12 months. A store that is relocated within the same shopping center or mall is considered comparable. However, if the store is relocated elsewhere, it is considered a new store and not comparable. A store that is expanded or contracted is still comparable, i.e., the sales from the remodeled store are considered comparable. Stores that are closed are not considered comparable. The comparable store sales calculation is not adjusted for changes in the store sales return reserve.

Management uses percentage changes in comparable store sales as a measure of sales trends.

Item 9.01. Financial Statements and Exhibits.

The registrant has furnished as Exhibit No. 99 the press release, dated August 15, 2006, of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 14, 2006	UNITED RETAIL GROUP, INC.

By: /s/ GEORGE R. REMETA George R. Remeta, Vice Chairman and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release, dated August 15, 2006, of the Company (furnished)